STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Pacific Gold & Royalty Corp.**
Old Name: **Pacific Gold Corp.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **August, 2017**

Secretary of State

By: Jordyn Gray

Filed Date: 08/22/2017

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 08/22/2017 10:17 AM
Original ID: 2017-000765885
Amendment ID: 2017-002121735

Profit Corporation
Articles of Amendment

1. Corporation name:

Pacific Gold Corp.

2. Article number(s) FIRST, TENTH, is amended as follows:

SEE ATTACHED

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 08/17/2017
(Date – mm/dd/yyyy)

PM 1 2 3 4 5 6 7 8 9 10 11 12 AM 1 2 3 4 5 6 7 8 9 10 11 12
Received
AUG 17 2017
Secretary of State
Wyoming

FIRST: Pacific Gold Corp. will further be known as Pacific Gold & Royalty Corp.

TENTH: The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 50,000,000,000

Class Common

Series

Par Value per Share $0.00001

Number of Shares 5,000,000

Class Preferred

Series

Par Value per Share $0.00001

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 08/17/2017

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: DeAnna Montemayor, on behalf of,

Title: Capital Administrations, LLC
Authorized Agent for
Pacific Gold Corp.

Contact Person:

Daytime Phone Number:

Email:

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
☐ Please submit one **originally signed** document.
☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

Wyoming
Corporate Services Inc.

Authorization has been given to prepare, sign, and file documents with the State of Wyoming for the attached Business Entity.

Dated: August 17, 2017

Wyoming Corporate Services, Inc.

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that

Pacific Gold Corp.

an entity originally organized under the laws of Nevada on December 20, 1996, did on August 22, 2017 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **Pacific Gold Corp.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **August, 2017**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 08/22/2017

Secretary of State

By: Jordyn Gray

Ed Murray, WY Secretary of State
FILED: 08/22/2017 10:14 AM
ID: 2017-000765885

APPLICATION FOR PROFIT CORPORATION

ARTICLES OF CONTINUANCE

OF

Pacific Gold Corp.

Pursuant to W.S. 17-16-1810 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance.

FIRST The name of the corporation is Pacific Gold Corp.

SECOND The laws in which it was incorporated under: Nevada

THIRD The date of its incorporation is: December 20, 1996

FOURTH The Corporation is to have perpetual existence.

FIFTH The mailing address where correspondence and annual reports can be sent

1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001

SIXTH The address of its principal office is:

1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001

SEVENTH The registered agent for this corporation shall be:

Capital Administrations, LLC

The address of said agent, and, the registered or statutory address of this corporation in the state of Wyoming, shall be:

1712 Pioneer Ave. Suite 115
Cheyenne, WY 82001

EIGHTH The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

(A) To do all things necessary or convenient to carry out its business and affairs, including without limitation power to:

(B) Sue and be sued, complain and defend in its corporate name;

Received
AUG 17 2017
Secretary of State
Wyoming

(C) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

(D) Make and amend bylaws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

(E) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

(F) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

(G) Purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

(H) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

(I) Lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(J) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

(K) Conduct its business, locate offices, and exercise the powers granted by this act within or without this state;

(L) Elect directors and appoint officers, employees, and agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

(M) Pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

(N) Make donations for the public welfare or for charitable, scientific, or educational purposes;

(O) Transact any lawful business; and

(P) Make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

NINTH The names and respective addresses of its officers and directors are:

President: Rob Landau 1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001
Secretary: Rob Landau 1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001
Treasurer: Rob Landau 1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001
Director: Rob Landau 1712 Pioneer Ave. Ste. 500 Cheyenne, WY 82001

TENTH The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 10,000,000,000
Class Common
Series
Par Value per Share $0.0000000001

ELEVENTH The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 0
Class
Series
Par Value per Share 0

TWELFTH The Corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Dated this 17th day of August, 2017

Therese Hoard, on behalf of Capital Administrations, LLC,
Authorized Agent for **Pacific Gold Corp.**

State of Wyoming

Ss

County of Laramie

I, DeAnna Montemayor, Notary Public, do hereby certify that on this 17th day of August, 2017, personally appeared before me Therese Hoard,

In witness whereof, I have hereunto set my hand and seal this 17th day of August, 2017.

(Notarial Seal)

Notary

DEANNA MONTEMAYOR - NOTARY PUBLIC
County of Laramie
State of Wyoming
My Commission Expires April 30, 2018

My Commission Expires: April 30, 2018

CONSENT TO
APPOINTMENT BY REGISTERED AGENT

I. Capital Administrations, LLC, located at 1712 Pioneer Ave. Ste. 115, Cheyenne, WY, 82001, voluntarily consents to serve as the registered agent for Pacific Gold Corp., on the date shown below;

II. The undersigned by and on behalf of Capital Administrations, LLC, hereby certify that it is in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Dated this 17th day of August, 2017.

Therese H[illegible]

Therese Hoard, on behalf of

Capital Administrations, LLC, Registered Agent

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 16, 2017

Job Number: C20170816-0303
Reference Number: 00010721415-11
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C26330-1996-001	Articles of Incorporation	8 Pages/1 Copies
C26330-1996-003	Amendment	1 Pages/1 Copies
C26330-1996-005	Amendment	1 Pages/1 Copies
C26330-1996-006	Amendment	1 Pages/1 Copies
20050197165-56	Amendment	1 Pages/1 Copies
20070478396-46	Amendment	1 Pages/1 Copies
20090690150-22	Certificate of Designation	7 Pages/1 Copies
20100046344-44	Amendment	1 Pages/1 Copies
20120776376-31	Amendment	1 Pages/1 Copies
20130021575-76	Amendment	1 Pages/1 Copies
20130381275-62	Certificate of Designation	13 Pages/1 Copies
20130602948-05	Amendment	1 Pages/1 Copies
20130640165-38	Merge In	6 Pages/1 Copies
20130673778-34	Amendment	1 Pages/1 Copies

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20170816-0303
You may verify this certificate
online at **http://www.nvsos.gov/**

02/13/96 2:40
#125.00

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 20 1996

No. C26330-96

DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

DEMAND FINANCIAL INTERNATIONAL, LTD.

FIRST. The name of the corporation is:

DEMAND FINANCIAL INTERNATIONAL, LTD.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business or every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

16442

NF:3
2:40

C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises,

or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the

objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Robert Seligman	2533 North Carson Street Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Robert Seligman	2533 North Carson Street Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

2533 North Carson Street
Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation,

which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or

officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corp shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, **THE UNDERSIGNED**, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of December, 1996.

R. Seligman
Robert Seligman

STATE OF NEVADA)
) SS:
CARSON CITY)

On this 11th day of December, 1996 in Carson City, Nevada,

before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

Robert Seligman

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

LISA MARIE VANNUCCI
NOTARY PUBLIC - NEVADA
Appt. Recorded in CARSON CITY
My Appt. Exp. June 21, 2000

Lisa Marie Vannucci
Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

December 11, 1996
Date

R. Seligman
Executive Vice President

(\$100.-)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 0 9 1999

No. C26330-96

Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

Demand Financial International, Ltd.

The undersigned, Antonio O. Garcia, President and Secretary of Demand Financial International, Ltd., does hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of March, 1999, adopted a Resolution to amend the original Articles of Incorporation as follows;

RESOLVED: That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000;

RESOLVED: That the authorized stock of the company be and hereby amended as follows: 100,000,000 shares of Common Stock with a par value of .001 per share

RESOLVED: That the said changes(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President

[signature]
Secretary

STATE OF California

COUNTY OF Orange

On this 11th day of May, 1999, personally appeared before me, a Notary Public, the following named individual, Antonio O. Garcia, President and Secretary of Demand Financial International, Ltd., who acknowledge that he executed the above instrument.

[signature]
Notary Public

DAVID C. LAURITZEN
NOTARY PUBLIC - CALIFORNIA
COMMISSION #1098712
ORANGE COUNTY
My Comm. Exp. May 1, 2000

07/09/1999 02:38P KA0576 FY00-009-01789

TA# ($150)

FILED # C26330-96

NOV 2 5 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION
(After Issuance of Stock)

OF

DEMAND FINANCIAL INTERNATIONAL, LTD.

I, the undersigned, Mitchell Geisler, President and Secretary of Demand Financial International, Ltd., does hereby certify:

That the Board of Directors of said corporation by consent of the directors, on October 3, 2002, adopted Resolutions to amend the original Articles of Incorporation, as amended previously, as follows:

RESOLVED, That the name of the corporation be changed to Blue Fish Entertainment, Inc.; and it was further

RESOLVED, that the authorized stock of the corporation be and hereby is amended to include an additional 5,000,000 shares of preferred stock, par value of $.001 per share; and the board of directors of the corporation is expressly granted authority to issue shares of the preferred stock, in one or more series, and to fix for each such series such number of shares, voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution of resolutions adopted by the board of directors providing for the issue of such series.

That the changes and amendment to the Articles of Incorporation of the corporation as set forth in this certificate of amendment and approved by the consent of directors have been consented to and approved by a written consent of the stockholders of the corporation holding a majority of each class of stock outstanding and entitled to vote thereon.

President

Secretary

850901

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION
(After Issuance of Stock)

OF

BLUE FISH ENTERTAINMENT, INC.

150

FILED # C 26330-96

SEP 0 8 2003

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

I, the undersigned, Mitchell Geisler, President of Blue Fish Entertainment, Inc., hereby certifies:

That the Board of Directors of said corporation by consent of the directors, on August 5, 2003, adopted Resolutions to amend the original Articles of Incorporation, as amended previously, as follows:

RESOLVED, That the name of the corporation be changed to Pacific Gold Corp.

That the changes and amendment to the Articles of Incorporation of the corporation as set forth in this certificate of amendment and approved by the consent of directors have been consented to and approved by a written consent of the stockholders of the corporation holding a majority of each class of stock outstanding and entitled to vote thereon.

Date: September 8, 2003

[signature]
President

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 88781-4289
(775) 684-6708

Entity #
C26330-96

Filed in the office of	Document Number 20050197165-56
Dean Heller Secretary of State State of Nevada	Filing Date and Time 05/26/2005 10:38 AM
	Entity Number C26330-1996

In the office of

Certificate of Amendment
(PURUSANTU TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form

ABOVE SPACE

Dean Heller
Secretary of State

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 200,000,000 shares with a par value of $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:__.

4. Effective date of filing (optional): ______________
(must not be later than 30 days after the effective date)

5. Officer Signature (required): [signature] its: secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees. See attached fee schedule

131392.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070478396-46
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/12/2007 2:34 PM
	Entity Number C26330-1996

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Important: Read attached instructions before completing form

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 500,000,000 shares with a par value of $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51,829,244 shares of common stock, representing 87% of the outstanding shares eligible to vote at the meeting of shareholders held June 20, 2007, approved this amendment.

4. Effective date of filing (optional): ____________
(must not be later than 30 days after the effective date)

5. Officer Signature (required): ____________
Mitchell Geisler, Chief Operating Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees. See attached fee schedule

391602.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20090690150-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/21/2009 8:50 AM
	Entity Number C26330-1996

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation: **Pacific Gold Corp.**

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

By resolution of the Board of Directors, Pacific Gold Corp. designates the "Series A Preferred Stock" having the designation, preferences and relative other rights, and the qualifications, limitations and restrictions as set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto.
Series A Preferred shall consist of 322,727 shares @ $0.001.

3. Effective date of filing (optional): ______________________
(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required):

X /s/ Robert Landau
Robert Landau, Chief Executive Officer

Filing Fee: $175

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

471034.3

CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF SERIES A PREFERRED STOCK
OF
PACIFIC GOLD CORP.

PACIFIC GOLD CORP., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), DOES HEREBY CERTIFY THAT:

A. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent in lieu of a meeting dated September 16, 2009, adopted the following resolution providing for the designation, preferences and relative other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock.

WHEREAS, the Certificate of Incorporation of the Corporation provides for two classes of capital stock known as common stock, $0.001 par value per share (the "Common Stock"), and preferred stock, $0.001 par value per share (the "Preferred Stock"); and

WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series A Preferred Stock and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to the Series A Preferred Stock as follows:

1. Designation. The shares of such series of Preferred Stock shall be designated "Series A Preferred Stock" (referred to herein as the "Series A Preferred Stock").

2. Authorized Number. The number of shares constituting the Series A Preferred Stock shall be Three Hundred Twenty-Two Thousand Seven Hundred Twenty-Seven (322,727).

3. Dividends. The holders of the Series A Preferred Stock shall not be entitled to any dividends.

4. Liquidation Preference. The holders of the Series A Preferred Stock will not have any liquidation preference of any kind.

5. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

(a) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder of record thereof, into fully paid and non-assessable shares of Common Stock at the Conversion Rate then in effect; provided; however, that the Series A Preferred Stock may only be convertible into such shares of Common Stock as are authorized and unissued, and not reserved for issuance pursuant to any agreement of the Corporation, including those reserved for issuance upon conversion of the outstanding debentures held by Crescent International Ltd. and upon exercise of the common stock purchase warrants held by Crescent International Ltd., as adjusted from time to time

(b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, or deliver an appropriate indemnity agreement, at the office of the Corporation or its transfer agent for the Series A Preferred Stock and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted.

(c) Conversion Rate. Each share of Series A Preferred Stock shall be convertible into 1,000 fully paid and non-assessable shares of Common Stock, subject to adjustment in accordance with the provisions of Section 6 below. The number of shares of Common Stock into which one share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate".

6. Adjustment of Conversion Rate. The number and kind of securities issuable upon the conversion of the Series A Preferred Stock and the Conversion Rate shall be subject to adjustment from time to time in accordance with the following provisions:

(a) Reorganization; Reclassification. In the event of a reorganization, share exchange, or reclassification, each share of Series A Preferred Stock shall, after such reorganization, share exchange or reclassification, be convertible into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series A Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such reorganization, share exchange, or reclassification.

(b) Consolidation; Merger. In the event of a merger or consolidation involving the Corporation in which shares of Common Stock are converted into or exchanged for other securities, cash or other property, each share of Series A Preferred Stock shall, after such merger or consolidation, be convertible into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series A Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such consolidation or merger.

(c) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Conversion Rate shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common stock shall be combined, the Conversion Rate shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

(d) Successive Changes. The provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, subdivisions and/or combinations of shares.

(e) No Fractional Shares. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series A Preferred Stock, the Corporation shall round such fractional share up to the nearest whole share.

7. Notices of Record Dates and Effective Dates. In case: the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or of any reorganization (including stock split or combination), share exchange or reclassification of the capital stock of the Corporation, or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be mailed to the record holder of the Series A Preferred Stock at least twenty (20) days prior to the applicable record date or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or the date on which such dividend, granting of rights, reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such dividend, granting of rights, reclassification, reorganization share exchange,

consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation or winding up.

8. Voting Rights.

(a) The holders of Series A Preferred Stock shall be entitled to notice of any stockholder's meeting. In addition to any voting rights provided by applicable law, the holders of Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to vote that number of shares of Common Stock into which the Series A Preferred Stock is then convertible, at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class.

(b) On all matters to be voted on exclusively by the holders of the Series A Preferred Stock, each share of Series A Preferred Stock shall be entitled to one vote.

9. Waiver. The holders of a majority of the outstanding Series A Preferred Stock may by an affirmative vote (including by written consent) waive any right or privilege to which such holders may be entitled under this Certificate; provided that any such waiver shall not operate or be construed as a waiver of such right or privilege in the future, unless the waiver explicitly so provides.

10. Transfer of Shares. The holders of the Series A Preferred Stock may not transfer, pledge, or hypothecate the shares of Series A Preferred Stock to any person or entity not an affiliate of the holders without the written consent of the Corporation, such consent to be determined by a majority vote of the Board of Directors at a meeting or by consent in accordance with the Certificate of Incorporation and By-laws of the Corporation.

11. Restoration of Shares. Shares of Series A Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation shall be restored to the Corporation's authorized capital and thereafter be available for reissuance.

B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on September 16, 2009.

PACIFIC GOLD CORP.

By: /s/ Robert Landau
Robert Landau
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Certificate on September 16, 2009.

PACIFIC GOLD CORP.

By: [signature]
Robert Landau
Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100046344-44
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/13/2010 10:16 AM
	Entity Number C26330-1996

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Pacific Gold Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 5,000,000,000 shares with a par value of $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 340,641,442 shares of voting stock

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Robert Landau, CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

Annex I

Certificate of Amendment

Filed in the office of	Document Number 20120776376-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/16/2012 9:48 AM
	Entity Number C26330-1996

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-7708
Website: www.nvsos.com

Certificate of Amendment

(PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

   Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 5,000,000,000 shares, par value $0.000000001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Stockholders holding 1,058,147,192 shares of voting stock representing 50.8% of the outstanding voting power of the corporation approved this amendment by written consent dated November 15, 2012.

4. Effective date of filing (optional): Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)

5. Signature (required): [signature] Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-7708
Website: www.nvsos.com

Filed in the office of	Document Number 20130021575-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/11/2013 12:40 PM
	Entity Number C26330-1996

Certificate of Amendment

(PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the effective date of filing of this amendment, the total number of common stock authorized that may be issued by the Corporation is 3,000,000,000 shares, par value $0.0000000001 per share.

As of as of the effective date of filing of this amendment, each twenty shares of Common Stock, issued and outstanding or held by the Corporation, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock. No fractional shares shall be issued as a result thereof. In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of Common Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Stockholders holding 1,138,847,127 shares of voting stock, representing 55.5% of the outstanding voting power of the corporation, approved this amendment at the corporation's annual meeting held on November 13, 2012.

4. Effective date of filing (optional): Date: January 22, 2013 Time: 9:00 a.m.
(must not be later than 90 days after the certificate is filed)

5. Signature (required): [signature]
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

1685681.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130381275-62
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/07/2013 9:44 AM
	Entity Number C26330-1996

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation: **Pacific Gold Corp.**

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

By resolution of the Board of Directors, Pacific Gold Corp. designates the "Series A Convertible Preferred Stock" having the designation, preferences and relative other rights, and the qualifications, limitations and restrictions as set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Pacific Gold Corp. attached hereto. The Series A Convertible Preferred Stock shall consist of 300,000 shares, par value $0.001 per share.

3. Effective date of filing (optional): ______________________
(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required):

X [signature]
Robert Landau, Chief Executive Officer

Filing Fee: $175

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

1792387.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
PACIFIC GOLD CORP.

(Pursuant to Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

Pacific Gold Corp., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Directors" or the "Board") by the Company's Certificate of Incorporation and pursuant to the provisions of Nevada Revised Statutes, the Board of Directors, by unanimous consent taken on June 4, 2013, adopted the following resolution (which has not been modified, altered or amended and is presently in full force and effect) providing for the designation, rights, preferences, qualifications, limitations and restrictions of Series A Preferred Stock (as defined below):

WHEREAS, the Certificate of Incorporation of the Company authorizes five million (5,000,000) shares of preferred stock, par value $.001 per share, of the Company (the "Preferred Stock") issuable from time to time in one or more series; and

WHEREAS, the Board of Directors is authorized by the Certificate of Incorporation to establish and fix from time to time the number of shares to be included in any series of Preferred Stock and the designation, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate Series A Convertible Preferred Stock, par value $.001 per share, and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to such Series A Convertible Preferred Stock as follows:

1. Designation and Amount; Rank.

(a) Designation and Amount. The shares of Preferred Stock created hereby shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 300,000 shares. The rights, preferences, qualifications, limitations, restrictions and other matters relating to the Series A Preferred Stock are as set forth herein.

(b) Rank. The Series A Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a "Liquidation Event"), (a) senior in preference and priority to the common stock, par value $. 0000000001 of the Company (the "Common Stock") and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, "Junior Securities"), (b) on parity, without preference or priority, with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, "Parity Securities"), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which

expressly provide that it ranks senior in preference or priority to the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, "Senior Securities").

(c) Original Issue Price. The "Series A Original Issue Price" shall mean $1.00 per share, subject to adjustment in the event of any recapitalization, stock dividend, stock split, combination or other similar event with respect to the Series A Preferred Stock.

(d) Original Issue Date. The "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock is first issued.

2. Dividends. The Series A Preferred Stock shall be entitled to dividends if an when declared by the Board of Directors from funds legally available therefore at the same rate they are declared with respect to any share of Common Stock, on the basis of the number of shares of Common Stock into which the Series A Preferred Stock is convertible on the date of declaration of such dividend. No dividends shall be declared with respect to the Common Stock unless the funds legally available are sufficient to be able to pay the dividends in respect of the Series A Preferred Stock simultaneously with the payment of dividends on the Common Stock.

(b) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) a dividend on each outstanding share of Series A Preferred Stock is paid in accordance with the dividend provisions for the Series A Preferred Stock, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities, other than a dividend payable solely in Junior Securities, (ii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into Junior Securities, or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, and (iii) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of Parity Securities for or into Parity Securities or Junior Securities, or the exchange or conversion of one share of Parity Securities for or into another share of Parity Securities or for or into Junior Securities, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities or Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Securities; provided, however, that the foregoing restrictions shall not apply to Permitted Repurchases. For purposes hereof, a "Permitted Repurchase" shall mean the repurchase by the Company of shares of Common Stock or Preferred Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares: (i) at such price as is set forth in an agreement between the holder and the Company, approved by the Board of Directors, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

3. Liquidation.

(a) Series A Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets

of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price plus ten (10%) percent per annum for each full year that the Series A Preferred Stock is outstanding as of the date of such Liquidation Event (the "Liquidation Preference"), together with any other dividends declared but unpaid thereon. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 3, the holders of shares of Series A Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. [By way of illustration only, if there is a liquidation of the Company in the third year after the date of issuance of the Series A Preferred Stock, assuming all the Series A Preferred Stock is outstanding at such time, the Liquidation Preference will be $300,000, plus $60,000 (representing two amount of 10% of the Series A Original Issue Price, one for each full year that the Series A Preferred Stock is outstanding.]

(b) Distribution to Holders of Common Stock; Senior Securities, Parity Securities, Junior Securities and Series A Preferred Stock. Upon a Liquidation Event, after the payment (or the setting aside for payment or distribution) of all preferential amounts required to be paid to the holders of any Senior Securities, the holders of shares of Series A Preferred Stock, and any other Parity Securities, the remaining assets (if any) of the Company available for distribution to its stockholders shall be distributed first to the holders of any Junior Securities entitled to a liquidation preference in payment of the aggregate liquidation preference of all such holders and then to the holders of Common Stock, and the holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Company by reason of their ownership thereof.

(c) Consolidation, Merger, Etc. A consolidation or merger of the Company with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed, shall be deemed to be a Liquidation Event within the meaning of this Certificate of Designations, in each case, unless the holders of a majority of the outstanding Series A Preferred Stock elect not to treat such event as a Liquidation Event; provided, that, as a result of such consolidation, merger or similar transaction or series of transactions (each, a "Combination Transaction") in which the Company is a constituent corporation or a party, the voting securities of the Company that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, such outstanding securities of the surviving corporation (or its parent corporation, if applicable) expressly include securities that are held by the Acquiring Stockholder. For purposes of this Section 3(c), an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (i) merges or combines with the Company in a Combination Transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in the Combination Transaction. Notwithstanding the foregoing, the sale by the Company of securities in an equity financing for capital raising purposes shall not be deemed a Combination Transaction.

(d) Non-Cash Distributions. In any Liquidation Event, if proceeds received by the Company or its stockholders are other than cash, the value of such non-cash consideration shall be determined in good faith by the Board of Directors.

4. Voting Rights.

(a) General. Except as otherwise expressly provided in this Certificate of Designations or as otherwise required by law, (a) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall be entitled to that number of votes equal to the number of shares of Common Stock into which the holder's shares of Series A Preferred Stock could then be converted at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (b) the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number. In connection with the foregoing, the Company shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders) at the same time such notice and materials are provided to the holders of Common Stock.

(b) Series A Protective Provisions. Until such time as the Company consummates at least an additional $10,000,000.00 equity financing from institutional or strategic investors, the approval of the holders of at least 2/3 of the outstanding shares of the Series A Preferred Stock voting together separately as a class will be required for:

(i) the merger, sale of all, or substantially all of the assets or intellectual property, recapitalization, or reorganization of the Company, unless such action (i) results in a paid per share amount distributable to holders of Common Stock equal to at least $0.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (ii) has received the prior approval of the Board of Directors;

(ii) the authorization or issuance of any equity security having any right, preference or priority superior to or on parity with the Series A Preferred Stock (excluding debt not convertible into any such Senior Security or Parity Security);

(iii) the redemption, repurchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any equity securities (other than Permitted Repurchases or a repurchase of the Series A Preferred Stock) or the payment of dividends or other distributions on equity securities by the Company (other than on the Series A Preferred Stock);

(iv) any amendment or repeal of any provision of the Company's Certificate of Incorporation or By-laws that would adversely affect the rights, preferences, or privileges of the Series A Preferred Stock;

(v) a significant change in the principal business of the Company as conducted on the Original Issue Date;

(vi) the making of any loan or advance to any entity other than in the ordinary course of business, unless such entity is wholly owned by the Company;

(vii) the making of any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors and the holders of the Series A Preferred Stock;

(viii) the guarantee, directly or indirectly, of any indebtedness or obligations, except for trade accounts and other obligations of any subsidiary; or

(ix) the liquidation, dissolution or winding-up of the business and affairs of the Company, the effectuation of any Liquidation Event, or the consent to any of the foregoing, unless such action (i) results in a paid per share amount distributable to holders of Common Stock equal to at least $0.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (ii) has received the prior approval of the Board of Directors.

5. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $0.0001. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company at its election shall round up to the next whole share of Common Stock for each fractional share to which the holder would otherwise be entitled, on the basis of the aggregate share holdings of the holder.

(c) Mechanics of Conversion.

(i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon a conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in

connection with such certificates. The date of receipt of such certificates and notice by the transfer agent (or by the Company if the Company serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and such shares of Series A Preferred Stock shall thereupon be converted, without further action, into the number of shares of Common Stock provided for in this Section 5, and such number of shares of Common Stock into which the Series A Preferred Stock is converted shall thereupon be deemed to have been issued to such holder(s) or nominee(s) of such holder(s) of the Series A Preferred Stock.

(ii) The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share (if applicable). Notwithstanding the foregoing, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefore do not bear a legend, and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Company to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(iii) The Company shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iv) On the Conversion Date, all shares of Series A Preferred Stock which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore (and cash, if any, with respect to any fractions of a share as provided in Section 5).

(v) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

(d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, whether by way of a stock split or a stock split by way of a stock dividend, the Conversion Price then in

effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

(f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (other than as otherwise adjusted in this Section 5), in cash otherwise than out of retained earnings, in stock or other securities of other persons, in evidences of indebtedness issued by the Company or other persons, in assets (excluding cash dividends) or in options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other assets of the Company that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities and other assets receivable by them as aforesaid during such period giving application to all adjustments called for during such period (subject to all other adjustments called for during such period under this Section 5), under this paragraph with respect to the rights of the holders of Series A Preferred Stock.

(g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible

into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(h) Adjustment for Merger or Reorganization or Sale of Assets. Subject to Section 3, in case of any consolidation or merger of the Company with or into another corporation or other entity or the sale of all or substantially all of the assets of the Corporation to another corporation or other entity, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(i) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Section 5 in a manner such that adjustments are duplicative, only one such adjustment shall be made.

(j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, purposefully avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(k) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment in accordance with the terms hereof and, in the case of adjustments amounting to a more than five percent (5%) change in the Conversion Price, furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

(l) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken of the purpose of such dividend or distribution.

6. Redemption.

(a) General. Unless prohibited by Nevada law governing distributions to stockholders, shares of Series A Preferred Stock may be redeemed by the Corporation at a price equal to the greater of (A) 1.50 times the Series A Original Issue Price per share, plus ten (10%) percent per annum of the Series A Original Issue Price per share for each full year that the Series A Preferred Stock is outstanding up to and as of the date of the Redemption Notice (as defined below), and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series A Preferred Stock as of the date of the Company's giving of the Redemption Notice (the "Redemption Price"), which may be given by written notice at any time on or after the six (6) year anniversary of the Series A Original Issue Date, for all, and not less than all, of the then outstanding shares of Series A Preferred Stock (the "Redemption Notice"). The Redemption Notice shall set forth the date of redemption ("Redemption Date"), which Redemption Date shall be a date not sooner than 30 days or later than 60 days after the date of the Redemption Notice. For purposes of this Subsection 6.1, the Fair Market Value of a single share of Series A Preferred Stock shall be the value of a single share of Series A Preferred Stock as mutually agreed upon by the Company and the holders of a majority of the shares of Series A Preferred Stock then outstanding and, in the event that they are unable to reach agreement, by a third-party appraiser agreed to by the Company and the holders of a majority of the shares of Series A Preferred Stock then outstanding. For purposes of such valuation, the Fair Market Value of the shares to be redeemed shall be determined with respect to the economic result for such shares assuming a sale of 100% of the assets of the Company on an arms-length basis to an unaffiliated third party based on the whole-company valuation implied by the fair market value of the Company, followed immediately by a liquidating distribution of the sale proceeds. If on any Redemption Date the law of Nevada governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. Upon the payment of the Redemption Price, the Company also shall pay any declared and unpaid dividends.

(b) Redemption Notice. The Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Nevada law governing distributions to stockholders. Each Redemption Notice shall state:

(i) the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price;

(iii) the date upon which the holder's right to convert such shares terminates; and

(iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(c) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 5, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the

owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent paying agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7. Miscellaneous.

(a) No Pre-emptive Rights. No Holder of Series A Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any pre-emptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, or any other shares, rights, options or other securities of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(b) Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the written consent of the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage shall be required.

(c) Retirement and Cancellation of Shares. Shares of Series A Preferred Stock which have been converted or otherwise cancelled shall be deemed to have been retired and cancelled and, following the filing of any certificates required by applicable law, have the status of authorized and unissued shares of Series A Preferred Stock.

(d) Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Series A Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series A Preferred Stock.

(e) Severability. If any provision of this Certificate of Designations shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designations.

(f) Captions. The caption headings of the sections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(g) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications are: (i) if to the Company to Pacific Gold Corp. 848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107, Telephone: 888-257-4193, Attention: Robert Landau, and (ii) if to any holder to the address set forth on the Company's stock transfer records, or such other address as may be designated in writing hereafter, in the same manner, by such person.

(h) No Other Rights. The Series A Preferred Stock shall not have any relative, participating, optional or other special rights or powers except as set forth herein or as may be required by law.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed and acknowledged by it undersigned duly authorized officer this 4th day of June, 2013.

PACIFIC GOLD CORP.

Name: ROBERT LANDAU
Title: CEO

1780887.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-7708
Website: www.nvsos.com

Filed in the office of	Document Number 20130602948-05
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/16/2013 9:11 AM
	Entity Number C26330-1996

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 10,000,000,000 shares, par value $0.0000000001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Stockholders holding 3,743,897,130 shares of voting stock, representing 64.8% of the outstanding voting power of the corporation, approved this amendment at the corporation's annual meeting held on September 11, 2013.

4. Effective date of filing (optional): Date: ______________ Time: ______________
(must not be later than 90 days after the certificate is filed)

5. Signature (required): ______________________
Signature of Officer Mitchell Geisler, Chief operating officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130640165-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/30/2013 11:57 AM
	Entity Number C26330-1996

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Pilot Mountain Resources, Inc.
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Pacific Gold Corporation
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: Pacific Gold Corporation

c/o: 848 N. Rainbow Blvd. #2987
Las Vegas, NV 89107

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Pacific Gold Corporation
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Pilot Mountain Resources, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ____________ Time: ____________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Pilot Mountain Resources, Inc.
Name of merging entity

X [signature] Mitchell Collister | President | 9/30/2013
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

and,

Pacific Gold Corporation
Name of surviving entity

X [signature] Robert Landau | Chief Executive Officer | 9/30/2013
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-7708
Website: www.nvsos.com

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130673778-34 Filing Date and Time 10/15/2013 2:02 PM Entity Number C26330-1996

Certificate of Amendment
(PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pacific Gold Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the effective date of filing of this amendment, the total number of common stock authorized that may be issued by the Corporation is 10,000,000,000 shares, par value $0.0000000001 per share.

As of as of the effective date of filing of this amendment, each one hundred twenty shares of Common Stock, issued and outstanding or held by the Corporation, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock. No fractional shares shall be issued as a result thereof. In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of Common Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Stockholders holding 3,889,919,017 shares of voting stock, representing 67.3% of the outstanding voting power of the corporation, approved this amendment at the corporation's annual meeting held on September 11, 2013.

4. Effective date of filing (optional): Date: October 21, 2013 Time: 9:00 a.m. (EDT)
(must not be later than 90 days after the certificate is filed)

5. Signature (required): [signature]
Signature of Officer Robert Landau, CEO

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

1863137.1

RESOLUTION

OF

CONTINUANCE

PACIFIC GOLD CORP.

We, the undersigned, constituting all of the officers/directors of the above named Company, do hereby authorize the continuance of the Company into Wyoming.

DATED 8/15/17

Robert Landau
Print Name

CEO & President
Print Title

[signature]
Signature